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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-185396) and related Prospectus of ECA Marcellus Trust I for the registration of 4,573,128 of its common units and to the incorporation by reference therein of our reports dated March 9, 2012, with respect to the financial statements of ECA Marcellus Trust I, and the effectiveness of internal control over financial reporting of ECA Marcellus Trust I, included in its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
January 16, 2013

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm